UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2017

WESTWATER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0516

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01

Entry into a Material Definitive Agreement

Arrangement Agreement

On December 13, 2017, Westwater Resources, Inc. (the “Company”) and 1143738 B.C. Ltd. (the “Purchaser”), a corporation existing under the laws of British Columbia and a wholly owned subsidiary of the Company, entered into an Arrangement Agreement (the “Arrangement Agreement”) with Alabama Graphite Corporation, a corporation existing under the laws of British Columbia (“AGC”), pursuant to which the Company and the Purchaser will acquire all of the issued and outstanding common shares of AGC (the “Arrangement”). The Arrangement will be implemented by way of the plan of arrangement (the “Plan of Arrangement”) and is subject to approval by the Supreme Court of British Columbia (the “Court”) and shareholders of each of AGC and the Company. The effect of the Arrangement will result in AGC becoming a wholly-owned subsidiary of the Company.

Each board of directors of the Company and AGC has unanimously determined that the Arrangement Agreement and the Arrangement are advisable and fair to, and in the best interests of, the Company and its shareholders, and unanimously approved the Arrangement Agreement. The Company’s board of directors and AGC’s Special Committee of its board of directors each received opinions that the exchange ratio in the Plan of Arrangement is fair from a financial point of view to the shareholders of the Company and AGC, respectively, from Roth Capital Partners, LLC and Echelon Wealth Partners Inc., respectively.

Pursuant to, and subject to the terms and conditions of, the Arrangement Agreement and the Plan of Arrangement, the Company will acquire all of the issued and outstanding shares of AGC’s common shares (the “AGC Shares”) in exchange for shares of common stock of the Company at a ratio of 0.08 of a share of the Company’s common stock for each AGC Share. In addition, certain issued and outstanding options and warrants to acquire AGC Shares will be converted into rights to purchase shares of common stock of the Company at the same exchange ratio.

Consummation of the Arrangement is subject to various conditions, including approval of AGC’s and the Company’s respective shareholders and approval of the Court. The Arrangement Agreement includes customary representations, warranties, and covenants by the parties, including customary deal protection and exclusivity agreements, no-shop and no-talk provisions, matching and notification rights in the event of a competing proposal and expense reimbursement fees payable by AGC to the Company in specified circumstances.

The Arrangement Agreement contains certain termination rights for both the Company and AGC. AGC has agreed to pay a reimbursement fee of $1,500,000 in certain circumstances, including if the Arrangement Agreement is terminated because (i) AGC is in material breach or in default of any of its obligations or covenants set forth in the Arrangement Agreement; (ii) the meeting of AGC shareholders to approve the Arrangement has not occurred on or before June 30, 2018; (iii) AGC’s Board of Directors accepts, approves, recommends, or enters into a legally binding agreement that constitutes a “Superior Proposal” or an “Acquisition Proposal” (each as defined in the Arrangement Agreement); or (iv) AGC’s Board of Directors fails to unanimously recommend or fails to reaffirm AGC’s recommendation to the AGC shareholders to approve the Arrangement.

The Arrangement Agreement has been included in this Current Report on Form 8-K to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Purchaser or the Company. The representations, warranties and covenants contained in the Arrangement Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Arrangement Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Arrangement Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Shareholders are not third-party beneficiaries under the Arrangement Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Purchaser or AGC or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the Arrangement Agreement is attached to this report as Exhibit 2.1.

Convertible Loan Agreement and Promissory Note

Concurrent with the execution of the Arrangement Agreement, on December 13, 2017, AGC and Alabama Graphite Company, Inc. (“AGCI”), an Alabama corporation and a wholly-owned subsidiary of AGC, as borrowers (collectively, the “Borrowers”), entered into a secured convertible loan agreement (the “Loan Agreement”) with the Company, as lender. Pursuant to the Loan Agreement, the Company agreed to provide to the Borrowers a non-revolving convertible loan facility of up to $2,000,000 (the “Loan”) with a standard interest rate of 3.0% per annum and a default interest rate of 12.0% per annum, and a promissory note between the Borrower and the Company relating to the Loan (the “Promissory Note”). The Loan will be due at the earliest of (i) June 30, 2018, (ii) the date on which the Company elects to accelerate the due date in the event that a Repayment Event (as defined in the Loan Agreement) has occurred, and (iii) the date on which the Loan is accelerated due to an Event of Default (as defined in the Loan Agreement). Pursuant and subject to the Loan Agreement, the Company may elect, at its sole discretion, to convert any outstanding balance, including accrued and unpaid interest on the Loan, into shares of AGC. The Loan Agreement contains customary representations, warranties, and covenants by, among, and for the benefit of the parties.

A copy of the Loan Agreement is attached to this report as Exhibit 2.2, and a copy of the Promissory Note is attached to this report as Exhibit 2.3.

Security Agreement

Pursuant to the terms of a Security Agreement (the “Security Agreement”) by and among the Company and the Borrowers, dated as of December 13, 2017, the Loan is secured by all of the assets of the Borrowers. The Security Agreement contains customary representations, warranties, and covenants by, among, and for the benefit of the parties.

A copy of the Security Agreement is attached to this report as Exhibit 2.4.

Equity Interest Pledge Agreement

Pursuant to the terms of a Pledge, Security and Subordination Agreement (the “Pledge Agreement”), by and between the Company and AGC, dated as of December 13, 2017, to secure AGC’s obligations under the Loan Agreement, AGC pledges all outstanding shares of capital stock of AGCI in favor and for the benefit of the Company. The Pledge Agreement contains customary representations, warranties, and covenants by, among, and for the benefit of the parties.

A copy of the Pledge Agreement is attached to this report as Exhibit 2.5.

Mortgage and Lease Assignment Agreement

Pursuant to the terms of a Future Advance Mortgage, Assignment of Rents and Leases and Security Agreement (the “Mortgage”), dated as of December 13, 2017, made by AGCI, as mortgagor, in favor of the Company, as mortgagee, the Loan is secured by AGCI’s interest in certain mineral land located in Chilton County and Coosa County, Alabama, as more particularly described therein (the “Property”). And pursuant to the Assignment of Leases and Agreements (the “Lease Assignment”), dated as of December 13, 2017, made by AGCI in favor of the Company, the Loan is further secured by AGCI’s interest in certain leases and agreements related to the Property.

A copy of the Mortgage is attached to this report as Exhibit 2.6. A copy of the Lease Assignment is attached to this report as Exhibit 2.7.

Voting Agreements

In connection with the Arrangement, the Purchaser and the Company entered into voting agreements (the “Voting Agreements”), each dated December 13, 2017, with the directors and officers of the Borrowers and certain related shareholders. Pursuant to such Voting Agreements, such persons have agreed to vote all of their respective AGC Shares in favor of the Arrangement.

The form of Voting Agreements and the schedule listing such shareholders are attached to this report as Exhibit 10.1.

The foregoing descriptions of the Arrangement Agreement, the Loan Agreement, the Promissory Note, the Security Agreement, the Pledge Agreement, the Mortgage, the Lease Assignment and Voting Agreements are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7 and 10.1 to this Current Report on Form 8-K and which are incorporated by reference herein in their entirety.

Item 3.02

Unregistered Sales of Equity Securities

As described in Item 1.01 of this report, the Company has agreed in the Arrangement Agreement that, if the Plan of Arrangement becomes effective and its acquisition of the issued and outstanding common shares of AGC is thereby completed, the Company will issue 0.08 of a share of the Company’s common stock for each issued and outstanding AGC Share, or approximately 13,965,578 shares of the Company’s common stock. If issued, and after the consummation of the Arrangement, such shares will represent approximately 30% of the total number of shares of common stock of the Company.

Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), exempts from the registration requirements under that Act the issuance of securities which have been approved, after a hearing upon the fairness of the terms and conditions on which all persons to whom it is proposed the securities will be issued shall have the right to appear, by any court expressly authorized by law to grant such approval. Under the Arrangement Agreement, AGC will submit the Plan of Arrangement to the Court for interim order permitting notice to all persons to which the shares of the Company’s common stock will potentially be issuable. Following the requisite approval by the AGC shareholders and a hearing at which such persons will have the right to appear, AGC will seek a final order from the Court as to the fairness of the Plan of Arrangement. Such final order is a condition to the consummation of the Plan of Arrangement and the issuance of the Company’s shares of common stock. The Company therefore anticipates that, if the Plan of Arrangement becomes effective under the terms and conditions described in the Arrangement (including the receipt of such final order from the Court), the issuance of the Company’s common stock to the AGC shareholders will be exempt from the registration requirements under the Securities Act pursuant to Section 3(a)(10) thereof.

Additional Information

As discussed above, in connection with the Arrangement, the Company intends to seek approval from its shareholders for the issuance of more than 20% of its issued and outstanding shares pursuant to Nasdaq Rule 5635. The Company intends to file a preliminary proxy statement and a definitive proxy statement with the SEC to seek such approval. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE ARRANGEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ARRANGEMENT AND THE PARTIES THERETO.

The definitive proxy statement will be mailed to the Company’s shareholders. The Company’s shareholders may also obtain a copy of the definitive proxy statement free of charge once it is available by directing a request to: Westwater Resources, Inc., 6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112, telephone no: (303) 531-0516. In addition, the preliminary proxy statement, the definitive proxy statement and other relevant materials that will be filed with the SEC will be available free of charge at the SEC’s website at www.sec.gov or shareholders may access copies of such documentation by visiting www.westwaterresources.net.

The Company and its respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies in compliance with Nasdaq Rule 5635. Information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation will be available in the preliminary proxy statement and definitive proxy statement relating to the Arrangement to be filed with the SEC. Information about the Company’s executive officers and directors is also available in the Company’s definitive proxy statement relating to its 2017 Annual Meeting of Shareholders filed with the SEC on May 23, 2017, as supplemented on June 5, 2017.

Item 8.01 Other Events.

On December 13, 2017 the Company issued a press release in which it announced that it entered into the Arrangement Agreement and the Loan Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
2.1	Arrangement Agreement by and among Westwater Resources, Inc., 1143738 B.C. LTD. and Alabama Graphite Corp. dated as of December 13, 2017
2.2	Loan Agreement by and among Westwater Resources, Inc., Alabama Graphite Corp. and Alabama Graphite Company, Inc. dated as of December 13, 2017
2.3	Promissory Note dated as of December 13, 2017
2.4	Security Agreement by and among Westwater Resources, Inc., Alabama Graphite Corp. and Alabama Graphite Company, Inc. dated as of December 13, 2017
2.5	Pledge, Security and Subordination Agreement by and between Westwater Resources, Inc. and Alabama Graphite Corp. dated as of December 13, 2017
2.6	Future Advance Mortgage, Assignment of Rents and Leases and Security Agreement made by Alabama Graphite Company, Inc. in favor of Westwater Resources, Inc., dated as of December 13, 2017
2.7	Assignment of Leases and Agreements made by Alabama Graphite Company, Inc. in favor of Westwater Resources, Inc., dated as of December 13, 2017
10.1	Form of Voting Agreement by and among 1143738 B.C. LTD., Westwater Resources, Inc. and certain shareholders of Alabama Graphite Corp., each dated as of December 13, 2017
99.1	Press release dated December 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2017
WESTWATER RESOURCES, INC.

	By:	/s/ Jeffrey L. Vigil
	Name:	Jeffrey L. Vigil
	Title:	Vice President—Finance and Chief Financial Officer